As filed with the Securities and Exchange Commission on  August 14, 2001
                                                        ----------------
                                                Registration No. 333-52834


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM S-3/A
                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          WAVERIDER COMMUNICATIONS INC.
             (Exact name of registrant as specified in its Charter)

    Nevada                                                      33-0264030
    (State or other jurisdiction of incorporation or        (I.R.S. Employer
     organization)                                            Identification
                                                                 Number)


                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                                 (416) 502-3200
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                              T. SCOTT WORTHINGTON
                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                 (416) 502-3200 / Facsimile No.: (416) 502-2968
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             One Post Office Square
                        Boston, Massachusetts 02109-2170
                 (617) 832-1000 / Facsimile No.: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable from time to time after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT, OF WHICH THIS PROSPECTUS IS PART, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS


SUBJECT TO COMPLETION, DATED  AUGUST 14, 2001

                          WaveRider Communications Inc.


                                   $13,800,000

                                  COMMON STOCK


         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a "shelf" registration process. This means that:


         o We may issue from time to time up to $13,800,000 of our common stock;
         o We will circulate a prospectus supplement each time we plan to issue the common stock;
         o The prospectus supplement will inform you about specific terms of the offering, and also may add to, or update or change the information contained in this prospectus; and
         o You should read this prospectus and any prospectus supplement carefully before you invest in our common stock.


         WaveRider's common stock is currently quoted on the Nasdaq National Market System, under the symbol "WAVC". On August 10, 2001, the last reported sale price of WaveRider's common stock was $1.015 per share.


         The mailing address, the telephone and facsimile numbers and the e-mail address of WaveRider's executive offices is:


                           255 Consumers Road, Suite 500
                           Toronto, Ontario Canada M2J 1R4
                           Telephone No: (416) 502-3200
                           Facsimile No:  (416) 502-2968


Information contained in WaveRider's website shall not be deemed part of this prospectus.

                          Investing in the common stock
                            involves risks. See "Risk
                          Factors" beginning on page 3.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                            TABLE OF CONTENTS

                                                               Page
RISK FACTORS.....................................................1

FORWARD-LOOKING INFORMATION......................................4

WHERE YOU CAN FIND MORE INFORMATION..............................4

USE OF PROCEEDS..................................................5

DIVIDEND POLICY..................................................6

PLAN OF DISTRIBUTION.............................................9

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES..................................................15

LEGAL MATTERS....................................................15

EXPERTS..........................................................15

         In purchasing the shares under this prospectus, you should rely only on the information provided to you in this prospectus. WaveRider has not authorized anyone else to provide you with different information. WaveRider is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus. In this prospectus, reference to "we", "us" and "our" refer to WaveRider Communications Inc.

                                  RISK FACTORS

         Investment in our shares of common stock is risky. In addition to the information contained in this prospectus, including information incorporated by reference, you should consider carefully the following risk factors, before purchasing the shares offered under this prospectus.

We have a limited operating history, therefore there is a high degree of uncertainty whether our business plans or our products will be successful.


         Up to the beginning of the year 2000, our company had been mainly focused on the research and development of our products and as a result had limited sales or revenues. There can be no assurance that the products that we offer will meet with wide market acceptance. In addition, there is no guarantee that even if there proves to be a wide market for our products, such market will be able to sustain our profitability requirements.


         None of our current products has achieved widespread distribution or customer acceptance. Although, some of our products have passed the development stage, we have not yet established a commercially viable market for them. Although we believe that we have the expertise to commercialize our products and establish a market for them, there is no assurance that we will be successful or that such products will prove to have widespread customer appeal.

We have a history of losses, and our future profitability is uncertain.


         Due to our limited operating history, we are subject to the uncertainties and risks associated with any new business. Until recently we had no product that could be commercialized, and therefore we experienced significant operating losses every year since incorporation. We incurred a net loss of $31,472,615 for the year ended December 31, 2000 (1999 - $7,447,850 and
1998 - $4,477,518) and reported an accumulated deficit at that date of $49,414,508 (1999 - $17,910,784). We incurred a net loss of $5,243,205 for the quarter ended June 30, 2001. We expect to continue to incur losses for the foreseeable future.


         There can be no assurance that we will ever generate an overall profit from our products or that we will ever reach profitability on a sustained basis.


         There is substantial doubt about our ability to continue as a going concern, if we cannot raise significant additional funds.

         Projected cash flows from our current operations are not sufficient to finance our current and projected working capital requirements. We have included in our financial statements as of December 31, 2000 and for the year then ended a note discussing the going concern risk and our independent accountants issued an opinion on those statements which included an explanatory paragraph stating that we had incurred a significant operating loss for the year and had a deficit as at the end of the year which raised substantial doubt about our ability to continue as a going concern. If we are unable to secure significant additional financing, we will have to curtail or suspend our business activities and may have to seek protection of the bankruptcy courts. If that happens, you could lose your entire investment.

Competition in the data communication industry is intense and there is uncertainty that given our new technology and limited resources that we will be able to succeed.

         Although our products are based on a wireless technology, we compete not only against companies that base their products on wireless technology, but also against companies that base their products on hard-wired technology (wire or fiber optic cable). There can be no assurance that we will be able to compete successfully in the future against existing or new competitors or that our operating results will not be adversely affected by increased price competition. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets. Competition in the various markets we serve comes from companies of various sizes many of which are larger and have greater financial and other resources than we do and, thus, can withstand adverse economic or market conditions better than we can.

         Our future operating results are subject to a number of risks, including our ability or inability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Inability of our management to guide growth effectively, including implementing appropriate systems, procedures and controls, could have a material adverse effect on our business, financial condition and operating results.

The data communication industry is in a state of rapid technological change and we may not be able to keep up.

         We may be unable to keep up with technological advances in the data communications industry. As a result, our products may become obsolete or unattractive. The data communications industry is characterized by rapid technological change. In addition to frequent improvements of existing technology, there is frequent introduction of new technologies leading to more complex and powerful products. Keeping up with these changes requires significant management, technological and financial resources. As a small company, we do not have the management, technological and financial resources that larger companies in our industry may have. There can be no assurance that we will be able or successful in enhancing our existing products, or in developing, manufacturing and marketing new products. An inability to do so would adversely effect our business, financial condition and results of operations.

We have limited intellectual property protection and there is risk that our competitors will be able to appropriate our technology.

         Our ability to compete depends to a significant extent on our ability to protect our intellectual property and to operate without infringing the intellectual property rights of others. We regard our technology as proprietary. We have filed two patent applications but have no issued patents, nor do we have any registered copyrights with respect to our intellectual property rights. We rely on employee and third party non-disclosure agreements and on the legal principles restricting the unauthorized disclosure and use of trade secrets. Despite our precautions, it might be possible for a third party to copy or otherwise obtain our technology, and use it without authorization. Although we intend to defend our intellectual property, we can not assure you that the steps we have taken or that we may take in the future will be sufficient to prevent misappropriation or unauthorized use of our technology. In addition, there can be no assurance that foreign intellectual property laws will protect our intellectual property rights. There is no assurance that patent application or copyright registration that may be filed will be granted, or that any issued patent or copyrights will not be challenged, invalidated or circumvented. There is no assurance that the rights granted under patents that may be issued or copyrights that may be registered will provide sufficient protection to our intellectual property rights. Moreover, we cannot assure you that our competitors will not independently develop technologies similar, or even superior, to our technology.

Use of our products is subordinated to other uses and there is risk that our customers may have to limit or discontinue the use of our products.

         License-free operation of our products in certain radio frequency bands is subordinated to certain licensed and unlicensed uses of these bands. This subordination means that our products must not cause harmful interference to other equipment operating in the band, and must accept potential interference from any of such other equipment. If our equipment is unable to operate without any such harmful interference, or is unable to accept interference caused by others, our customers could be required to cease operations in some or all of these bands in the locations affected by the harmful interference. As well, in the event these bands become unacceptably crowded, and no additional frequencies are allocated to unlicensed use, our business could be adversely affected.

         Currently, our products are designed to operate in frequency bands for which licenses are not required in the United States, Canada and other countries that we view as our potential market. Extensive regulation of the data communications industry by U.S. or foreign governments and, in particular, imposing license requirements in the frequency bands of our products could materially and adversely affect us through the effect on our customers and potential customers. Continued license-free operation will depend upon the continuation of existing U.S., Canadian and such other countries' government policies and, while no planned policy changes have been announced or are expected, this cannot be assured.

We may suffer dilution if we issue substantial shares of our common stock:

o upon conversion of notes issued to Capital Ventures International;
o upon conversion of shares of the Series D 5% convertible preferred stock;
o upon exercise of the outstanding warrants; and
o upon sale of shares of our common stock to Crescent International.


         We are obligated to issue a substantial number of shares of common stock upon the conversion of our convertible notes issued to Capital Ventures International and Series D 5% convertible preferred stock and exercise of our outstanding warrants. The price, which we may receive for the shares of common stock, that are issuable upon conversion or exercise of such securities, may be less than the market price of the common stock at the time of such conversions or exercise. Should a significant number of these securities be exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock.

         Our common stock is subject to further dilution upon the sale of shares of our common stock to Crescent International. This could occur if we require Crescent International to purchase additional shares of our common stock worth up to $7 million. Our agreements with Crescent International obligate us to register any shares of our common stock that we require Crescent International to purchase. The sale of common stock offered by this prospectus, or merely the possibility that these sales could occur, could have an adverse effect on the market price of our common stock.


         The conversion and exercise of all of the aforementioned securities or the issuance of new shares of common stock may also adversely affect the terms under which we could obtain additional equity capital.

We may be subject to product liability claims and we lack product liability insurance.

         We face an inherent risk of exposure to product liability claims in the event that the products designed and sold by us contain errors, "bugs" or defects. There can be no assurance that we will avoid significant product liability exposure. We do not currently have product liability insurance and there can be no assurance that insurance coverage will be available in the future on commercially reasonable terms, or at all. Further, there can be no assurance that such insurance, if obtained, would be adequate to cover potential product liability claims, or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect our business, financial condition and results of operations.

We depend upon third party manufacturers and there is risk that, if these suppliers become unavailable for any reason, we may for an unknown period of time have no product to sell.

         We depend upon a limited number of third party manufacturers to make our products. If our suppliers are not able to manufacture for us for any reason, we would, for an unknown period of time, have difficulty finding alternate sources of supply. Inability to obtain manufacturing capacity would have a material adverse effect on our business, financial condition and results of operations.

                           FORWARD-LOOKING INFORMATION

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement and the exhibits to the registration statement. Reference is made to the registration statement and the exhibits to the registration statement for further information with respect to us and the shares offered under this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying costs. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. We file certain documents with the Securities and Exchange Commission electronically and these documents may be inspected and copied at the Securities and Exchange Commission's Web site at http://www.sec.gov. We are a reporting company under the Securities Exchange Act of 1934, and consequently, files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission's public reference room at the address appearing above.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supercede this information.

         We incorporate by reference the documents listed below and any future information we file with the Securities and Exchange Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934.


(a) Our annual report, filed with the Securities and Exchange Commission on Form 10-K, for the fiscal years ended December 31, 2000;



(b)      Our  quarterly   reports,   filed  with  the  Securities  and  Exchange
         Commission on Form 10-Q, for the quarter ended March 31, 2001 and June 30, 2001;

(c) Our Current Reports on Form 8-K Report filed on January 11, 2001, April 10, 2001, April 13, 2001 and June 18, 2001.


(d) The description of our common stock contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on March 18, 1995 under section 12 of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating such description.

         You may request and receive, at no cost, copies of these filings by writing or telephoning us at the following address:

                           T. Scott Worthington
                           WaveRider Communications Inc.
                           255 Consumers Road, Suite 500
                           Toronto, Ontario Canada M2J 1R4
                           (416) 502-3200; Facsimile No.:  (416) 502-2968



                                 USE OF PROCEEDS

         Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this Prospectus will be used for general corporate purposes, including capital expenditures and to meet working capital needs. Each time we sell common stock, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from the common stock sold at such time.

    The costs associated with this offering are approximately $20,000.

                                 DIVIDEND POLICY

         To date, WaveRider has not paid dividends on any shares of our common stock and we do not plan to pay any dividends on our common stock in the foreseeable future. The decision to pay dividends on the common stock in the future is up to WaveRider's Board of Directors. Such decision to pay dividends depends upon, among other things, our earnings, our capital requirements and our financial condition. Although dividends are not limited currently by any agreements, we anticipate that future agreements, if any, with institutional lenders or others may also limit our ability to pay dividends on the common stock.




                              PLAN OF DISTRIBUTION


         We may offer the common stock directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods.

         If underwriters are used in an offering of the common stock, we will execute an underwriting agreement with such underwriters and will set out the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be set forth on the cover of a Prospectus Supplement. Common stock may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If dealers are used in an offering of the common stock, we will sell the common stock to the dealers as principals. The dealers then may resell such common stock to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement.

         If agents are used in an offering of the common stock, the names of the agents and the terms of the agency will be set forth in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

         Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the common stock described therein. Underwriters, dealers and agents, may be entitled to indemnification by WaveRider against certain liabilities (including liabilities under the Securities Act of 1933) under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement.

         We may solicit offers to purchase the common stock from, and sell the common stock directly to, institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, with respect to any resales of the common stock. The terms of any offer will be set forth in a prospectus supplement.

         Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, WaveRider in the ordinary course of business, including refinancing of our indebtedness.

         If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase the common stock pursuant to contracts providing for payment and delivery on a future date. We may enter into agreements with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the common stock will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of agreements.

         To facilitate an offering of a series of the common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments of the common stock. Over-allotments involve the sale by persons participating in the offering of more common stock than we have sold to them. In such circumstances, these persons would cover over-allotments by purchasing the Common Stock in the open market or by exercising their over-allotment options. In addition, such persons may stabilize or maintain the price of the common stock by bidding for or purchasing the Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if the common stock they sell is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may discontinue at any time.



                           DISCLOSURE OF SEC POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


         WaveRider's amended and restated Articles of Incorporation and By-Laws provide that WaveRider shall indemnify its directors and officers, to the fullest extent permitted under Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of WaveRider, pursuant to the foregoing provisions, or otherwise, WaveRider has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.


                                  LEGAL MATTERS


         Foley, Hoag & Eliot LLP, of One Post Office Square, Boston, Massachusetts 02109-2170 will issue an opinion, for WaveRider and the selling shareholders, about the legality and validity of the shares. WaveRider knows of no members of Foley, Hoag & Eliot who are beneficial owners of common stock of WaveRider.


                                     EXPERTS


         The financial statements as at December 31, 2000 and 1999 and for the three years ended December 31, 2000 incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:

         SEC registration fee                             $       3,450
         Printing and engraving                           $         500
         Accountants' fees and expenses                   $      12,000
         Legal fees                                       $       3,500
         Miscellaneous                                    $         550
                                                          -------------

                          Total                          $      20,000
                                                          =============

Item 15. Indemnification of Directors and Officers

         Article VI of our By-Laws provides that: "Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law."

         Our Charter contains no provisions regarding the indemnification of directors and officers.

         Section 78.7502 of Nevada General Corporation Law ("Nevada Corporation Law") provides, that:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of Nevada Corporation Law provides, that: Any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:


(a)      By the shareholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The indemnification and advancement of expenses authorized or ordered by a court pursuant to this section:


(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.


(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         In accordance with the provisions of Section 78.752 of Nevada Corporation Law, we purchased and maintains insurance coverage on certain liabilities of its directors and officers.

Item 16. Exhibits

The exhibits below marked with an asterisk (*) are included with and filed as part of this report.

Exhibit No.       Description

3.1      Articles of Incorporation of the Company,  incorporated by reference to
         Exhibit 3.1 registration statement on Form S-18, File no. 33-25889-LA.

3.2 Bylaws of the Company, incorporated by reference to Exhibit 3.2 to the annual report on Form 10-KSB for the year ended December 31, 1996.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 8th, 1993, incorporated by reference to Exhibit 3.3 to the quarterly report on Form 10-QSB for the period ended September 30th, 1994.

3.4 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 25th, 1993, incorporated by reference to Exhibit 2(d) to the registration statement on Form 8-A, File No. 0-25680.

3.5 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 25th, 1995, incorporated by reference to Exhibit 2(e) to registration statement on Form 8-A, File no. 0-25680.

3.6 Certificate of Amendment to the Articles of Incorporation of the Company, designating the Series A Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on March 24th, 1997, incorporated by reference to Exhibit 3.6 on Form 10KSB for the year ended December 31, 1996.

3.7 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to Exhibit 3.7 on Form 10KSB for the year ended December 31, 1997.

3.8 Certificate of Amendment to the Memorandum of the Company changing the name to WaveRider Communications Inc., filed with the Nevada Secretary of State on May 27, 1997 incorporated by reference to
         Exhibit 3.8 on Form 10KSB for the year ended December 31, 1997.

3.9 Certificate of Amendment to the Certificate of Designation of the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to Exhibit
         99.1 on Form 8-K filed May 5, 1998.

3.10 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series C Voting 8% Convertible Preferred Stock, filed with the Nevada Secretary of State on June 3, 1998 incorporated by reference to Exhibit 4 on Form 8-K filed June 18, 1998.

3.11 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on July 17, 2000, incorporated by reference to Appendix D on Form DEF 14A filed May 25, 2000.

3.12     Certificate of Designation of Series D 5% Convertible
         Preferred Stock of the Company filed with the Nevada Secretary of State on June 4, 2001, incorporated by reference to Exhibit 10.5 on Form 8-K filed June 18, 2001, File no. 000-25680.

4.1      Specimen common stock certificate, incorporated by reference to Exhibit
         4.1 to registration statement on Form S-18, File no. 33-25889-LA.

4.2 Warrant Terms dated December 15, 1998, relating to the Class G Common Stock Purchase Warrants, incorporated by reference to Exhibit
         4.9 on Form 10KSB for the year ended December 31, 1998.

4.3      Warrant Terms dated December 29, 1998, relating to the Common
         Stock Purchase Warrants, incorporated by reference to Exhibit 4.10 on Form 10KSB for the year ended December 31, 1998.

4.4      Warrant Terms dated June, 1999, relating to the Class H Common
         Stock Purchase Warrants, incorporated by reference to Exhibit 4.11 on a registration statement on Form S-3, File no. 333-82855

4.5 Warrant Terms dated December 1999, relating to Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.13 on a registration statement on Form S-3, File no. 333-92591.

4.6      Warrant Terms dated December 8, 2000, relating to the Class J
         Common Stock Purchase Warrants, incorporated by reference to Exhibit
         10.4 on Form 8-K filed December 14, 2000.

4.7      Warrant Terms dated December 8, 2000, relating to the Class K
         Common Stock Purchase Warrants, incorporated by reference to Exhibit
         10.5 on Form 8-K filed December 14, 2000.

4.8      Form of Warrant Terms dated December 8, 2000, relating to the
         Class L Common Stock Purchase Warrants, incorporated by reference to
         Exhibit 10.6 on Form 8-K filed December 14, 2000.

4.9      Warrant Terms dated December 8, 2000, relating to the Class M
         Common Stock Purchase Warrants, incorporated by reference to Exhibit
         4.9 on a registration statement on Form S-3, File no. 333-52834

4.10 Warrant Terms dated June 4, 2001, relating to the Class N Common Stock Purchase Warrants, incorporated by reference to Exhibit 10.2 on Form 8-K filed June 18, 2001, File no. 000-25680.

4.11 Warrant Terms, relating to the Class O Common Stock Purchase Warrants, incorporated by reference to Exhibit 10.3 on Form 8-K filed June 18, 2001, File no. 000-25680.



4.12 Warrant Terms dated April 25, 2001, relating to the Class M-1 Common Stock Purchase Warrants incorporated by reference to Exhibit
         4.12 in Form S-3/A filed June 26, 2001.


4.13     Warrant Terms dated June 4, 2001, relating to the Class M-2
         Common Stock Purchase Warrants incorporated by reference to Exhibit
         4.13 in Form S-3/A filed June 26, 2001.


5.1      Opinion of Foley, Hoag & Eliot LLP (TO BE FILED UPON AMENDMENT)

10.1 Share Exchange Agreement executed the 13th day of May, 1997 between the Company and the shareholders of Major Wireless Communications Inc., ("Major Wireless"), with respect to the purchase by the Company of all the issued and outstanding shares in the capital stock of Major Wireless, incorporated by reference to Exhibit 2.1 in Form 8-K filed May 29, 1997

10.2 Agreement supplemental to the Share Exchange Agreement executed the 13th day of May, 1997 (see 10.6 supra) incorporated by reference to
         Exhibit 10.1 in Form 8-K filed May 29, 1997.

10.3 Employee Stock Option (1997) Plan incorporated by reference to Exhibit 99 in Form S-8 filed August 29th, 1997.

10.4 Amendment to the Share Exchange Agreement executed the 13th day of May, 1997 (see 10.6 supra) incorporated by reference to Exhibit 10.1 in Form 8-K filed May 4,1998.

10.5 Amendment to the Employee Stock Option (1997) Plan incorporated by reference to Form S-8 filed May 13, 1998

10.6 Convertible Debenture Agreement between WaveRider and International Advisory Services Ltd. and Wyndel Consulting Ltd. dated December 15, 1998 incorporated by reference to Exhibit 10.11 on Form S-3 filed January 19, 1999.

10.7 Letter of termination of the Convertible Debenture, dated January 8, 1999, incorporated by reference to Exhibit 10.11 on Form S-3 filed January 19, 1999.

10.8 Common Stock Purchase Agreement between WaveRider and Sovereign Partners LP and Canadian Advantage Limited Partnership, dated December 31, 1998, including the exhibits to such agreement incorporated by reference to Exhibit 10.13 on Form S-3 filed January 19, 1999.

10.9 Amendment to the Common Stock Purchase Agreement between WaveRider and Sovereign Partners LP and Canadian Advantage Limited Partnership, dated June 14, 1999, incorporated by reference to Exhibit 10.14 on Form S-3, File No. 333-82855.

10.10 Merger Agreement between WaveRider Communications Inc and TTI Merger Inc and Transformation Techniques, Inc. and Peter Bonk, incorporated by reference to Exhibit 10.1 in Form 8-K filed June 30, 1999

10.11    Employment   agreement   between   Mr.   Peter   Bonk   and   WaveRider
         Communications (USA) Inc., dated June 11, 1999, incorporated by reference to Exhibit 10.2 in Form 8-K filed June 30, 1999.

10.12    Loan  Agreement   between  WaveRider   Communications   Inc.  and  AMRO
         International, S.A. dated October 15, 1999, incorporated by reference to Exhibit 10.1 in Form 10-Q for the quarter ended September 30, 1999.

10.13 Common Stock Purchase Agreement between WaveRider Communications Inc. and Radyr Group Investments dated October 18, 1999, incorporated by reference to Exhibit 10.2 in Form 10-Q for the quarter ended September 30, 1999.

10.14 Underwriting Agreement between WaveRider Communications Inc. and Groome Capital.com Inc. dated December 17, 1999 incorporated by reference to exhibit 10.19 on Form S-3A, File No. 333-92591.

10.15 Share Sale and Subscription Agreement between WaveRider Communications Inc. and ADE Network Technology Pty Ltd. and Philip William Anderson, Maureen Anderson and Wayne Anderson dated September 29, 2000, incorporated by reference to exhibit 10.1 on Form 8-K filed October 16, 2000.

10.16 Amendment #1 to Share Sale and Subscription Agreement between WaveRider Communications Inc. and ADE Network Technology Pty Ltd. and Philip William Anderson, Maureen Anderson and Wayne Anderson dated October 9, 2000, incorporated by reference to exhibit 10.2 on Form 8-K filed October 16, 2000.

10.17 Security Purchase Agreement between WaveRider Communications Inc. and Capital Ventures International dated December 8, 2000, incorporated by reference to exhibit 10.1 on Form 8-K filed December 14, 2000.

10.18 Stock Purchase Agreement dated June 4, 2001, incorporated by reference to Exhibit 10.1 on Form 8-K filed June 18, 2001, File no. 000-25680.

10.19 Registration Rights Agreement dated June 4, 2001, incorporated by reference to Exhibit 10.4 on Form 8-K filed June 18, 2001, File no. 000-25680.

23.1     *Consent of PricewaterhouseCoopers LLP, independent accountants.


23.2     *Consent  of Foley,  Hoag & Eliot LLP  (included  in last  sentence  of
         Exhibit 5.1).

24.1     Power of Attorney (contained in the signature page).


Item 17. Undertakings

         WaveRider hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (2) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Nothwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (5) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

         (6) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (8) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared it effective.

         (9) For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of those securities.

         (10) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

         (11) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                                                 SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3/A and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 14, 2001.



                     WAVERIDER COMMUNICATIONS INC.

                     By: /s/ D. Bruce Sinclair
                         ----------------------------------------------
                          Bruce Sinclair, President and Chief Executive
                          Officer




      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 14, 2001.


Signature                Title                                     Date
---------                -----                                     ------
/s/ Bruce Sinclair     President, Chief Executive Officer      August 14, 2001
---------------------
D. Bruce Sinclair     (Principal Executive Officer)
                       and Director


/s/ Scott Worthington  Vice President, Chief Financial Officer August 14, 2001
---------------------
T. Scott Worthington


/s/ Cameron A. Mingay  Secretary/Director                      August 14, 2001
---------------------
Cameron A. Mingay

/s/ Gerry Chastelet    Director                                August 14, 2001
---------------------
Gerry Chastelet

/s/ John Curry         Director                                August 14, 2001
---------------------
John Curry

/s/ Guthrie Stewart    Director                                August 14, 2001
---------------------
Guthrie Stewart

/s/ Dennis Wing        Director                                August 14, 2001
------------------
Dennis Wing



* By D. Bruce Sinclair, attorney-in-fact